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                                                                   EXHIBIT 10.34


                              ENGAGEMENT AGREEMENT


THIS AGREEMENT is made the 1st day of April 2005.


BETWEEN: CONSOLIDATED WATER CO. LTD.,
                  a Cayman Islands company having its registered office at Trafalgar Place, West Bay Road
                  P.O. Box 1114 GT, Grand Cayman, B.W.I.
                  ("the Company")

AND:              JOSEPH PIVINSKI
                  of 6300 NW 2nd Avenue, Apt. 310, Boca Raton, FL 33487 USA (the "Senior Vice President")


IT IS HEREBY AGREED:

ENGAGEMENT

1. Subject to satisfaction of the condition precedent in Clause 12, the Senior Vice President is hereby engaged as Senior Vice President and, subject to the next succeeding paragraph, Chief Financial Officer of the Company for one year nine months commencing on the 1st day of April, 2005 subject to the termination provisions set out in Clauses 18 and 19 hereof and to the extension provisions set out in Clause 20 hereof.

         The Senior Vice President will assume the title and duties of Chief Financial Officer on June 1st 2005 or on such earlier date as he elects in writing and so notifies the Chief Executive Officer ("CEO")..

REMUNERATION

2. The Senior Vice President's remuneration will be US$108,750.00 for the period to 31st December 2005 and subject to Clause 5, US$145,000.00 per annum thereafter, in both cases payable monthly in arrears.

3. In addition, during the term of this Agreement, the Company will pay the cost of providing medical insurance in the United States, with coverage reasonably equivalent to that generally provided for the Company's Cayman Islands employees from time to time, for the Senior Vice President and his immediate family.

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4.       In addition, during the term of this Agreement, the Company will make all statutory payroll contributions required of employers in the United States, including but not limited to FICA, Medicare, SUI, and WC in respect of the Senior Vice President to the appropriate United States regulatory agencies as mandated by applicable United States laws.

5. The Senior Vice President's remuneration will be reviewed by the CEO as of January 1st each year who may grant an increase but shall not reduce the Senior Vice President's salary below the level set out in Clause 2 hereof.

6. Provided that within 90 days of the date of this Agreement (in respect of the year 2005) and by not later than March 31st in respect of each financial year of the Company commencing with the year 2006 the Senior Vice President and the CEO have agreed Performance Goals for that financial year and the Company or the Senior Vice President as the case may be shall meet or exceed all or some of those agreed goals the Senior Vice President will qualify for a Performance Bonus for that year of up to 25% of the Senior Vice President's base salary for that financial year as adjusted by Clause 5. If in any year the Company or the Senior Vice President meet all Performance Goals, then the Performance Bonus shall be the full 25% of the base salary but if only some Performance Goals are met, the Performance Bonus shall be such percentage of the maximum Performance Bonus for that year as the CEO shall in his absolute discretion determine.

         In respect of the year 2005, for the purpose of calculating the Performance Bonus, the base salary will be the amount earned from the date the Senior Vice President takes up his appointment as Chief Financial Officer as described in Clause 1 above.

         The Performance Bonus, if any, calculated aforesaid shall be paid not later than the following 28th February in cash.

7. The Company will provide the Senior Vice President with a motor vehicle which, in the CEO's sole opinion, is suitable for the discharge of the Senior Vice President's duties hereunder and shall bear all expenses in connection with it.

RESPONSIBILITIES

8. The Senior Vice President's work will be performed mainly in South Florida, United States of America.

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         The Company reserves the right to transfer the Senior Vice President to any other place of business which it may establish in the United States of America.

9. The Senior Vice President shall devote the whole of his business time and attention to perform his duties hereunder and shall use his best endeavours to promote the Company's interests and welfare. These duties include responsibility for certain administrative functions in the U.S and providing interim financial advice and assistance to the current Chief Financial Officer and CEO.

         As Chief Financial Officer, the Senior Vice President will generally provide strategic and operational direction to the Company's financial function and assist the Board and senior management in establishing financial and operating strategic objectives and policies to ensure attainment of corporate objectives.

         In this regard, the Senior Vice President shall perform the duties commonly performed by a Senior Vice President and, subject to the second paragraph of clause 1, Chief Financial Officer of a United States publicly listed company which duties include, in conjunction with reasonable and appropriate subordinate staff to be provided by the Company, the following:-

         (a) maintaining the accounts of the Company, its wholly-owned subsidiaries and managed affiliates (collectively "the Group");

         (b) managing subordinate staff in the Group's accounting and administrative departments;

         (c) preparing and drafting all annual and quarterly financial reports filed with the SEC, including financial statements and disclosure included in management's discussion and analysis;

         (d) preparing financial information required in SEC filings relating to the issue by the Company of debt and/or equity, including historical financial data, pro forma financial statements, financial projections and other financial data included in the filings;

         (e) liaising with the Group's independent accountants and internal auditors and the Company's Audit Committee, and promptly preparing and communicating all information requested by the independent accountants, internal auditors and the Audit Committee during the course of the annual audit, quarterly reviews, or any other review;



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         (f)      preparing monthly management accounts and analytical analysis of monthly performance versus projections and prior periods for presentation to management;

         (g) preparing financial and other reports for various local government and regulatory agencies as required in the operating licences of these reporting entities, and communicating that information to the CEO and the applicable regulatory bodies;

         (h) preparing bank covenant compliance calculations for the Group, as required in the Company's loan agreements from time to time, and communicating that information to the CEO and the applicable banks;

         (i) preparing and maintaining the consolidated budget for the Group;

         (j) assessing and maintaining the Group's disclosure controls and procedures (as defined in Rule 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (k) assessing and maintaining the Group's internal control over financial reporting (as defined in Rule 15d-15(f) of the 1934 Act;

         (l) overseeing the supervision of subordinate accounting and administrative personnel, including work allocation, training, and problem resolution; evaluating performance and making recommendations for personnel actions; motivating employees to achieve peak productivity and performance;

         (m)      preparing corporate filings and corporate meeting minutes;

         (n) providing such information to the Company's auditors as they may require in the course of their duties;

         (o) maintaining the Company's share register, for all classes of shares, outstanding stock options, and warrants, and liaising with the Company's stock transfer agent; and

         (p) carrying out all duties reasonably required of and assigned to him by the CEO, which he shall discharge in accordance with directions of the CEO.

         The Senior Vice President shall perform his duties under this Agreement during normal business hours from Monday to Friday inclusive (save on bank holidays) but he accepts that his duties, which include travelling on the Company's business both within the United States of America and abroad, may, from time to time, require work to be undertaken on Saturdays, Sundays and bank and public holidays.


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         The Senior Vice President shall directly report to the CEO, diligently follow and implement all management policies and decisions which the CEO communicates to him, prepare and forward in a timely manner all reports and accountings requested by the CEO, the Board of Directors, or any statutory body having regulatory authority over the Company and/or its subsidiaries, and shall generally be responsible for the Company's financial management and administrative functions.

         Except when required to do so by law, the Senior Vice President shall not directly or indirectly knowingly engage in any activities or work which are deemed by the Board to be detrimental to the best interests of the Company.

         The Company and the Senior Vice President will enter into an indemnification agreement identical to that approved at the August 11, 2004 Annual General Meeting of the Company.

10. In case of inability to work due to illness or injury, the Senior Vice President shall notify the Company immediately and produce a medical certificate for any absence longer than ten working days.

11. The Senior Vice President is entitled to up to ten (10) days sick leave per year without a medical certificate.

12. This Agreement is conditional upon the Senior Vice President undergoing a medical examination in such form as is usual and customary in the Cayman Islands or the United States, the results of which must demonstrate to the CEO's satisfaction that the Senior Vice President is capable of performing the responsibilities set forth in Clauses 8 and
         9. The Company will meet the cost of such medical examination, or any amounts not covered by the Company's health insurance plan.

HOLIDAYS

13. The Senior Vice President is entitled, during every calendar year to the following holidays during which his remuneration will continue to be payable:

         (a) all public holidays in the United States of America but not in the Cayman Islands unless the Senior Vice President is in the Islands on Company business over a Cayman public holiday, and

         (b) four (4) weeks vacation to be taken at a time to be approved by the CEO.

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REIMBURSEMENT OF EXPENSES/FEES EARNED

14.      (a)      All expenses for which the Senior Vice President claims
                  reimbursement shall be in accordance with any policies established by the Company from time to time and shall be within the operating budgets approved by the Board of Directors. The Company shall reimburse the Senior Vice
                  President for the costs incurred by the Senior Vice President in his performance of his duties and responsibilities under this Agreement upon production of the necessary vouchers or, if he is unable to produce vouchers, on the Senior Vice
                  President proving, to the CEO's satisfaction, the amount he has spent for those purposes.

          (b) All fees and payments received by the Senior Vice President for or in relation to acting as director or officer of a subsidiary or affiliate of the Company shall be the property of the Company and the Senior Vice President shall account to the Company for the same.

NON-COMPETITION

15. The Senior Vice President agrees, as a separate and independent agreement, that he will not during any period for which he has been remunerated hereunder, and for a period of one (1) year thereafter, whether for his own account or for the account of any other person, firm or company during the term of this Agreement, either alone or jointly with or as manager, agent for or employee of or as consultant to any person, company or firm, directly or indirectly, carry on or be engaged or concerned or interested in any person firm or entity who conducts business identical to or similar to that conducted by the Company in any jurisdiction in which the Company carries on business (whether directly or indirectly).

COMPANY INFORMATION, DOCUMENTS, CONFIDENTIALITY, AND NON-SOLICITATION

16.      (a)      All information, documents, books, records, notes, files,
                  memoranda, reports, customer lists and other documents, and all copies of them, relating to the Company's business or opportunities which the Senior Vice President keeps, prepares or conceives or which become known to him or which are delivered or disclosed to him or which, by any means come into his possession, and all the Company's property and equipment are and will remain the Company's sole and exclusive property both during the term of this Agreement and after the termination or expiration hereof;



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         (b)      If this Agreement is terminated for any reason, or if the
                  Company at any time requests, the Senior Vice President must promptly deliver to the Company the originals and all copies of all relevant documents that are in his possession, custody or control together with any other property belonging to the Company, provided, however, that should the Senior Vice President require access to copies of such documents for any reasonable purpose, the Company shall provide the same at his request;

         (c) The Senior Vice President shall not, at any time during the term of this Agreement or within one year after its termination or expiration, either for his own account or for the account of any other person, firm or company, solicit, interfere with or endeavour to entice away from the Company any person, firm or company who, at any time during the currency of this Agreement were employees, customers or suppliers of or were in the habit of dealing with the Company.

17. Except where such information is a matter of public record or when required to do so by law, the Senior Vice President must not, either before or after this Agreement ends, disclose to any person any information relating to the Company or its customers of which he becomes possessed while acting as Senior Vice President.

TERMINATION

18. At the option of the Company, this Agreement shall terminate and, except to the extent previously accrued, all rights and obligations of both parties under it shall cease if the Senior Vice President:

         (a)      dies; or

         (b) is adjudicated bankrupt or makes any arrangement or composition with his creditors; or

         (c) is convicted of any felony (whether or not against the Company or its subsidiaries or affiliates).

19.      (a)      The Company may terminate this Agreement forthwith if the
                  Senior Vice President knowingly commits any act or omission that could reasonably be expected to result in material harm to the business or reputation of the Company or any of its subsidiaries or affiliates, which failure and/or conduct continues un-remedied for ten (10) days after written notice from the CEO to the Senior Vice President setting forth in


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                  reasonable detail a description of such conduct, and, except to the extent previously accrued, all rights and obligations of both parties under this Agreement shall cease.

         (b) If through physical or mental illness, the Senior Vice President is unable to discharge his duties for sixty (60) successive days, as to which a certificate by any doctor appointed by the Company will be conclusive, then

                  1. the Senior Vice President will be relieved of his duties, his salary reduced to US$1,000.00 per annum and his bonus entitlement suspended, but

                  2. the Company will continue to pay the full cost of providing medical insurance for the Senior Vice President and his wife and dependants,

                  until the Senior Vice President is able once again to resume his duties in full.

                  If this incapacity continues for a period of two years (including the 60-day period referred to above) the Senior Vice President's employment will be deemed to have been terminated by mutual consent at the expiration of that period.

         (c) The Senior Vice President may give six (6) months written notice of termination to the Company and if he does so, this Agreement shall terminate at the expiration of that period and, except to the extent previously accrued, all rights and obligations of both parties under it shall cease.
EXTENSION

20. On or before September 30th of each year during the term of this Agreement (or any extension thereof), the CEO shall determine whether to extend the term of this Agreement, and if the CEO so determines, the term of this Agreement shall be extended such that the term shall continue for two (2) years from January 1st of the next following year.

         In the event that the CEO determines not to extend the Agreement in any year, the term of this Agreement shall expire on December 31st of the next following year and the Company shall, no later than December 31st of the current year, (i) pay to the Senior Vice President, in cash, his total unearned remuneration, including vacation pay, for the remainder


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         of the term as set out in Clause 2 as adjusted by Clause 5 hereof, and
         (ii) require the Senior Vice President to leave the Company's employment forthwith.

NOTICES

21. Any notice to be served under this Agreement must be in writing and shall be deemed to be duly served if it is handed personally to the Secretary of the Company or to the Senior Vice President as the case may be, or if it is sent by registered post to the address at the head of this Agreement. A notice sent by post shall be deemed to be served on the third day following the date on which it was posted.

PREVIOUS AGREEMENTS SUPERSEDED

22. This Agreement supersedes all prior contracts and understandings between the parties save that benefits earned or accrued under prior contracts shall not be extinguished or affected.

WAIVER

23. No change or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom it is sought to be enforced.

SEVERABILITY OF PROVISIONS

24. Whenever possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid. If any provision of this Agreement or the application of it is prohibited or is held to be invalid, that prohibition or invalidity will not affect any other provision, or the application of any other provision which can be given effect without the invalid provision or prohibited application and, to this end, the provisions of this Agreement are declared to be severable.

HEADINGS

25. The headings herein are included for convenience only and have no legal effect.

APPLICABLE LAW AND JURISDICTION

26. This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the Cayman Islands to


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         the jurisdiction of the courts of which the parties hereby agree to submit. The Senior Vice President appoints BRENT SANTHA ("the Process Agent") whose address at the date of this Agreement is PO BOX 31999 SMB, GRAND CAYMAN, CAYMAN ISLANDS his agent in the Cayman Islands to receive on his behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding under this Agreement. Such service may be made by personally serving the Process Agent at the Process Agent's above address, with a copy to the Senior Vice President at his address above, and the Senior Vice President irrevocably authorises and directs the Process Agent to accept such service on his behalf.


EXECUTED FOR AND ON BEHALF OF               CONSOLIDATED WATER CO.
CONSOLIDATED WATER CO. LTD.                 LTD.
BY:
IN THE PRESENCE OF:

/s/ Ken Crowley                             /s/ Frederick W. McTaggart
-----------------------------               -----------------------------------
WITNESS                                     FREDERICK W. MCTAGGART
                                            DIRECTOR

EXECUTED BY JOSEPH PIVINSKI
IN THE PRESENCE OF:


/s/ Tracey Ebanks                           /s/ Joseph Pivinski
-----------------------------               -----------------------------------
WITNESS                                     JOSEPH PIVINSKI


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